Exhibit 99.1

QuidelOrtho Reports Fourth Quarter and Full Year 2022 Financial Results
Highlights
•Fourth quarter revenue of $866.5 million increased by 36% as reported and 19% on a supplemental combined basis, excluding COVID-19 revenue
•Full year revenue of $3.27 billion increased by 92% as reported; Supplemental combined revenue of $4.05 billion increased by 11%, excluding COVID-19 revenue
•Growth in revenue, excluding COVID-19 revenue, for both the fourth quarter and full year, was driven by Point of Care and Molecular Diagnostics, partially offset by weakness in Labs due to China lockdowns and global supply chain challenges
•Fourth quarter GAAP EPS of $0.45; Supplemental combined adjusted EPS of $1.76, a 66% decrease from prior year, largely reflecting the strength of high margin COVID-19 revenue in the fourth quarter of 2021
•Full year GAAP EPS of $9.56; Supplemental combined adjusted EPS of $13.80, a 1% increase from prior year
San Diego, CA — February 15, 2023 — QuidelOrtho Corporation (Nasdaq: QDEL) (the “Company” or “QuidelOrtho”), a global provider of innovative in vitro diagnostics technologies designed for point-of-care settings, clinical labs and transfusion medicine, today announced financial results for the fourth quarter ended January 1, 2023.
The Company reported total revenue for the fourth quarter of 2022 of $866.5 million, a 36% increase as reported, compared to $636.9 million for the fourth quarter of 2021. This was largely due to the consummation of the business combination that occurred on May 27, 2022 pursuant to a Business Combination Agreement entered into as of December 22, 2021, by and among Quidel Corporation (“Quidel”), Ortho Clinical Diagnostics Holdings plc (“Ortho”), QuidelOrtho, and the other parties thereto (the “Combinations”). GAAP diluted earnings per share (EPS) for the fourth quarter of 2022 decreased to $0.45, compared to $6.85 for the fourth quarter of 2021. GAAP operating income for the fourth quarter of 2022 was $86.5 million, compared to $376.7 million for the fourth quarter of 2021, and GAAP operating margin was 10% and 59% for the fourth quarters of 2022 and 2021, respectively. The fourth quarter 2022 results include significant one-time charges related to the integration.

In addition to the Company’s GAAP results, the Company is providing supplemental combined fourth quarter 2022 and 2021 revenues and adjusted operating results as if Quidel and Ortho had been combined for the applicable periods. The following discussion of financial results is based on supplemental combined information:
Fourth quarter 2022 total revenue of $866.5 million decreased by 23% in constant currency, compared to $1,157.9 million for the fourth quarter of 2021. Foreign currency translation negatively impacted sales growth by approximately 180 basis points for the fourth quarter of 2022. Adjusted diluted EPS for the fourth quarter of 2022 decreased to $1.76, compared to $5.12 for the fourth quarter of 2021. Adjusted EBITDA for the fourth quarter of 2022 was $245.1 million, compared to $528.5 million in the fourth quarter of 2021. Adjusted EBITDA margin for the fourth quarter of 2022 was 28.3%, compared to 45.6% for the fourth quarter of 2021.

“Led by ex-COVID-19 growth in Point of Care, Molecular Diagnostics and Transfusion Medicine, we ended a milestone year for QuidelOrtho with an outstanding performance in the fourth quarter even as our largest and generally most resilient business unit, Labs, faced lockdowns in China and continued supply chain challenges,” said Douglas Bryant, President and Chief Executive Officer of QuidelOrtho. “The fourth quarter further reflects the powerful mix of hard work, focus and dedication we’ve seen from our entire QuidelOrtho team throughout 2022. Time and again, our teams rose to meet every challenge and successfully leveraged our commercial and operational strengths to capture robust demand for our diagnostic tests and instruments.”

“We continue to execute on our integration and are ahead of plan on our cost synergy targets,” Mr. Bryant added. “With our combined portfolio, we see tremendous opportunities to cross-sell our products in new markets. We look forward to bringing together all these pieces in 2023 to build on our strong foundation and drive enhanced value for our shareholders,” he concluded.

Fiscal Year 2023 Financial Guidance
The Company will provide 2023 financial guidance during its financial results conference call today.

Conference Call Information
QuidelOrtho will hold a conference call today at 2:00 p.m. PT / 5:00 p.m. ET to discuss its financial results for the fourth quarter ended January 1, 2023. Interested parties can access the call on the “Events & Presentations” section of the “Investor Relations” page of the Company’s website at https://ir.quidelortho.com/. Presentation materials will also be posted to the “Events & Presentations” section of the “Investor Relations” page of the Company’s website at the time of the call. Those unable to access the webcast may join the call via phone by dialing 844-200-6205 (domestic) or 929-526-1599 (international) and entering Conference ID number 649357.
A replay of the conference call will be available shortly after the event on the “Investor Relations” page of the Company’s website, under the “Events & Presentations” section.

About QuidelOrtho Corporation
QuidelOrtho Corporation (Nasdaq: QDEL) unites the power of Quidel Corporation and Ortho Clinical Diagnostics behind a shared mission of developing and manufacturing innovative technologies that raise the performance of diagnostic testing and create better patient outcomes across the entire healthcare continuum.
Ranked among the world’s largest in vitro diagnostics (IVD) providers with more than 120 years of collective experience, we combine industry-leading expertise in immunoassay and molecular testing with a global footprint in clinical labs and transfusion medicine.
The Company’s comprehensive product portfolio delivers accuracy, speed, automation and access, providing critical information when and where it is needed most. Inspired by a spirit of service, QuidelOrtho is committed to enhancing the well-being of people worldwide and happy in the knowledge we are making a difference. For more information, please visit www.quidelortho.com.
Source: QuidelOrtho Corporation

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements in this press release by words such as “may,” “will,” “would,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend,” “continue” or similar words, expressions or the negative of such terms or other comparable terminology. These statements include, but are not limited to, the benefits and results of the Combinations and integration of the businesses of Quidel and Ortho, including QuidelOrtho’s execution of cost and revenue synergies, commercial, integration and other strategic goals, future financial and operating results, future plans, objectives, strategies, expectations and intentions and other statements that are not historical facts. Such statements are based on the beliefs and expectations of QuidelOrtho’s management as of today and are subject to significant risks and uncertainties. Actual results may differ significantly from those set forth or implied in the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth or implied in the forward-looking statements: the challenges and costs of integrating, restructuring and achieving anticipated synergies as a result of the Combinations; the ability to retain key employees; and other economic, business, competitive and/or regulatory factors affecting the business of QuidelOrtho generally. Additional risks and factors are identified under “Risk Factors” in QuidelOrtho’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “Commission”) on August 5, 2022 and subsequent reports filed with the Commission. You should not rely on forward-looking statements as predictions of future events because these statements are based on assumptions that may not come true and are speculative by their nature. QuidelOrtho has no obligation to update any of the forward-looking information or time-sensitive information included in this press release, whether as a result of new information, future events, changed expectations or otherwise, except as required by law. All forward-looking statements are based on information currently available to QuidelOrtho and speak only as of the date hereof.

Supplemental Combined Financial Measures
This press release contains unaudited supplemental combined financial information (“Supplemental Combined Information”) that gives effect to the Combinations as if Quidel and Ortho had been combined for the applicable periods. The Supplemental Combined Information presented is based on the historical financial statements of Quidel and Ortho with reclassification adjustments only and do not include all of the pro forma adjustments required under Regulation S-X Article 11 or Accounting Standards Codification 805, Business Combinations (“ASC 805”). This Supplemental Combined Information is provided for illustrative purposes only, may be updated in the future, and is not necessarily, and should not be assumed to be, indicative of the Company’s expected results of operations or financial position that would have been achieved had the Combinations been completed as of the dates indicated or that may be achieved in any future period. The Supplemental Combined Information should be considered supplemental to, and not as a substitute for, pro forma financial information prepared in accordance with Regulation S-X Article 11 or ASC 805 and should be read in conjunction with the information contained in the sections entitled “The Combinations,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Ortho” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Quidel” in QuidelOrtho’s joint proxy statement/prospectus (the “Joint Proxy Statement/Prospectus”) filed with the Commission on April 11, 2022 and the historical consolidated financial statements and related notes appearing elsewhere in, or incorporated into, the Joint Proxy Statement/Prospectus, and the Company’s subsequent reports filed with the Commission. The Company’s actual results of operations and financial position will differ, potentially significantly, from the Supplemental Combined Information reflected in this press release as a result of the methodology used to prepare the Supplemental Combined Information as well as a variety of factors, including but not limited to the effect of certain expected financial benefits of the Combinations (such as revenue and cost synergies), the anticipated costs to achieve these benefits (including the cost of integration activities), tax impacts, and changes in operating results following the date of this press release.

Non-GAAP Financial Measures
This press release contains financial measures, including but not limited to “constant currency revenue growth,” “constant currency, ex-COVID-19 revenue,” “adjusted net income,” “adjusted diluted EPS,” “adjusted EBITDA,” “adjusted EBITDA margin,” “supplemental combined revenue,” “supplemental combined adjusted net income,” “supplemental combined adjusted diluted EPS,” “supplemental combined adjusted EBITDA” and “supplemental combined adjusted EBITDA margin,” which are considered non-GAAP financial measures under applicable rules and regulations of the Commission. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). “Adjusted net income,” “adjusted EBITDA” and “adjusted diluted EPS” eliminate impacts of certain non-cash, unusual or other items that the Company does not consider indicative of its ongoing operating performance, and the Company generally uses these non-GAAP financial measures to facilitate management’s financial and operational decision-making, including evaluation of the Company’s historical operating results and comparison to competitors’ operating results. The Company believes that “supplemental combined adjusted net income,” “supplemental combined revenue,” “supplemental combined adjusted diluted EPS,” “supplemental combined adjusted EBITDA” and “supplemental combined adjusted EBITDA margin” provide helpful Supplemental Combined Information to assist management and investors in evaluating the Company’s adjusted operating results as if Quidel and Ortho had been combined for the applicable periods. The Company’s definitions of these non-GAAP measures may differ from similarly titled measures used by others. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting the Company’s business. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and reports filed with the Commission in their entirety. Reconciliations of the non-GAAP financial measures, including the non-GAAP Supplemental Combined Information, to the most directly comparable GAAP financial measures are included in the tables accompanying this press release.
Investor Contact:
Bryan Brokmeier, CFA
IR@Quidel.com
Media Contact:
media@Quidel.com

QuidelOrtho
Consolidated Statements of Operations
(Unaudited)
(In millions except per share data)

	Three Months Ended		Fiscal Year Ended
	January 1, 2023	January 2, 2022	January 1, 2023 (a)	January 2, 2022
Total revenues	$866.5	$636.9	$3,266.0	$1,698.6
Cost of sales, excluding amortization of intangibles	417.5	145.7	1,330.0	420.3
Selling, marketing and administrative	213.6	73.7	621.0	239.6
Research and development	64.3	26.1	190.5	95.7
Amortization of intangible assets	53.9	6.9	132.5	27.4
Acquisition and integration costs	26.4	7.8	136.0	9.6
Other operating expenses	4.3	—	12.3	—
Operating income	86.5	376.7	843.7	906.0
Interest expense, net	34.7	1.1	75.7	5.8
Loss on extinguishment of debt	—	—	24.0	—
Other expense (income), net	10.7	0.3	8.1	(0.1)
Income before provision for income taxes	41.1	375.3	735.9	900.3
Provision for income taxes	10.8	84.0	187.2	196.1
Net income	$30.3	$291.3	$548.7	$704.2
Basic earnings per share	$0.46	$6.98	$9.66	$16.74
Diluted earnings per share	$0.45	$6.85	$9.56	$16.43
Weighted-average shares outstanding - basic	66.3	41.8	56.8	42.1
Weighted-average shares outstanding - diluted	66.9	42.5	57.4	42.9
(a) Includes Ortho results of operations from May 27, 2022 through January 1, 2023.

QuidelOrtho
Condensed Consolidated Balance Sheets
(Unaudited)
(In millions)

	January 1, 2023	January 2, 2022
Cash and cash equivalents	$292.9	$802.8
Marketable securities	52.1	25.7
Accounts receivable, net	453.9	378.0
Inventories	524.1	198.8
Prepaid expenses and other current assets	252.1	35.0
Property, plant and equipment, net	1,339.0	349.2
Marketable securities	21.0	37.9
Right-of-use assets	181.0	127.6
Goodwill	2,476.8	337.0
Intangible assets, net	3,123.8	98.7
Deferred tax asset	16.4	20.1
Other assets	122.7	19.6
Total assets	$8,855.8	$2,430.4

Accounts payable	$283.3	$101.5
Accrued payroll and related expenses	139.2	40.4
Income tax payable	51.6	66.9
Current portion of borrowings	207.5	0.3
Other current liabilities	325.4	114.4
Operating lease liabilities	186.4	128.6
Long-term borrowings	2,430.8	0.4
Deferred tax liability	213.2	—
Other liabilities	83.8	48.5
Total liabilities	3,921.2	501.0
Total stockholders’ equity	4,934.6	1,929.4
Total liabilities and stockholders’ equity	$8,855.8	$2,430.4

QuidelOrtho
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In millions)

	Fiscal Year Ended
	January 1, 2023 (a)	January 2, 2022
Cash provided by operating activities	$885.3	$805.9
Cash used for investing activities	(1,644.2)	(319.5)
Cash provided by (used for) financing activities	252.0	(173.1)
Effect of exchange rates changes on cash	(2.0)	(0.4)
(Decrease) increase in cash, cash equivalents and restricted cash	(508.9)	312.9
Cash, cash equivalents and restricted cash at beginning of period	802.8	489.9
Cash, cash equivalents and restricted cash at end of period	$293.9	$802.8

Reconciliation to amounts within the consolidated balance sheets:
Cash and cash equivalents	$292.9	$802.8
Restricted cash in Other assets	1.0	—
Cash, cash equivalents and restricted cash	$293.9	$802.8

(a) Includes Ortho activities from May 27, 2022 through January 1, 2023.

QuidelOrtho
Reconciliation of Non-GAAP Financial Information - Adjusted Net Income
(In millions, except per share data; unaudited)

	Three Months Ended				Fiscal Year Ended
	January 1, 2023	Diluted EPS	January 2, 2022	Diluted EPS	January 1, 2023 (a)	Diluted EPS	January 2, 2022	Diluted EPS
Net income	$30.3	$0.45	$291.3	$6.85	$548.7	$9.56	$704.2	$16.43
Adjustments:
Amortization of intangibles	53.9		6.9		132.5		27.4
Acquisition and integration costs	26.4		7.8		136.0		9.6
Unwind inventory fair value adjustment	14.0		—		60.6		—
Loss on extinguishment of debt	—		—		24.0		—
Incremental depreciation on PP&E fair value adjustment	9.2		—		10.5		—
Noncash interest expense for deferred consideration	0.6		1.0		2.9		4.6
Amortization of deferred cloud computing implementation costs	1.5		0.8		5.4		3.7
Derivative mark-to-market gain	—		—		(4.4)		—
Loss (gain) on investments	5.0		(0.3)		5.8		(1.5)
Employee compensation charges and other costs	1.9		—		3.7		—
EU medical device regulation transition costs	0.5		—		1.5		—
Change in fair value of acquisition contingencies	—		0.1		0.1		0.2
Impairment of long-lived assets	2.8		—		2.8		—
Income tax impact of adjustments	(30.3)		(3.6)		(76.8)		(9.5)
Discrete tax items	1.8		—		2.4		—
Adjusted net income	$117.6	$1.76	$304.0	$7.15	$855.7	$14.91	$738.7	$17.22
Ortho pre-combination adjusted net income	—		43.2		77.2		188.7
Supplemental combined adjusted net income	$117.6	$1.76	$347.2	$5.12	$932.9	$13.80	$927.4	$13.60
Weighted-average shares outstanding - diluted		66.9		42.5		57.4		42.9
Weighted-average shares outstanding - diluted - supplemental combined		66.9		67.8		67.6		68.2
(a) Adjusted net income includes Ortho activities from May 27, 2022 through January 1, 2023.

QuidelOrtho
Reconciliation of Non-GAAP Financial Information - Adjusted EBITDA
(In millions, unaudited)

	Three Months Ended		Fiscal Year Ended
	January 1, 2023	January 2, 2022	January 1, 2023 (a)	January 2, 2022
Net income	$30.3	$291.3	$548.7	$704.2
Depreciation and amortization	116.6	15.4	283.6	52.7
Interest expense, net	34.7	1.1	75.7	5.8
Provision for income taxes	10.8	84.0	187.2	196.1
Unwind inventory fair value adjustment	14.0	—	60.6	—
Loss on extinguishment of debt	—	—	24.0	—
Employee compensation charges and other costs	1.9	—	3.7	—
Acquisition and integration costs	26.4	7.8	136.0	9.6
Derivative mark-to-market gain	—	—	(4.4)	—
EU medical device regulation transition costs	0.5	—	1.5	—
Loss (gain) on investments	5.0	(0.3)	5.8	(1.5)
Amortization of deferred cloud computing implementation costs	1.5	0.8	5.4	3.7
Tax indemnification expense	0.6	—	0.3	—
Change in fair value of acquisition contingencies	—	0.1	0.1	0.2
Impairment of long-lived assets	2.8	—	2.8	—
Adjusted EBITDA	$245.1	$400.2	$1,331.0	$970.8
Ortho pre-combination Adjusted EBITDA	—	128.3	212.5	548.8
Supplemental combined Adjusted EBITDA	$245.1	$528.5	$1,543.5	$1,519.6

(a) Adjusted EBITDA includes Ortho activities from May 27, 2022 through January 1, 2023.

QuidelOrtho
Supplemental Combined Revenues by Business Unit and Region
(In millions, unaudited)

	Three Months Ended
	January 1, 2023	January 2, 2022	% Change	Currency Impact	Constant Currency (a)	Less: COVID-19 revenue impact	Constant Currency, ex COVID-19 revenue
Labs	$314.7	$363.4	(13.4)%	(2.5)%	(10.9)%	1.3%	(9.6)%
Transfusion Medicine	162.5	169.7	(4.2)%	(5.4)%	1.2%	—%	1.2%
Point of Care	374.7	573.8	(34.7)%	(0.3)%	(34.4)%	171.9%	137.5%
Molecular Diagnostics	14.6	51.0	(71.4)%	(0.5)%	(70.9)%	116.2%	45.3%
Total supplemental combined revenues	$866.5	$1,157.9	(25.2)%	(1.8)%	(23.4)%	42.0%	18.6%

	Three Months Ended
	January 1, 2023	January 2, 2022	% Change	Currency Impact	Constant Currency (a)	Less: COVID-19 revenue impact	Constant Currency, ex COVID-19 revenue
North America	$619.2	$862.1	(28.2)%	0.1%	(28.3)%	66.6%	38.3%
EMEA	75.8	88.8	(14.6)%	(6.8)%	(7.8)%	4.5%	(3.3)%
China	56.9	86.5	(34.2)%	(6.9)%	(27.3)%	—%	(27.3)%
Other	114.6	120.5	(4.9)%	(7.5)%	2.6%	4.4%	7.0%
Total supplemental combined revenues	$866.5	$1,157.9	(25.2)%	(1.8)%	(23.4)%	42.0%	18.6%

	Fiscal Year Ended
	January 1, 2023	January 2, 2022	% Change	Currency Impact	Constant Currency (a)	Less: COVID-19 revenue impact	Constant Currency, ex COVID-19 revenue
Labs	$1,331.2	$1,423.4	(6.5)%	(2.3)%	(4.2)%	2.6%	(1.6)%
Transfusion Medicine	668.1	664.2	0.6%	(4.8)%	5.4%	—%	5.4%
Point of Care	1,955.2	1,453.3	34.5%	(0.6)%	35.1%	31.9%	67.0%
Molecular Diagnostics	96.7	200.5	(51.8)%	(0.3)%	(51.5)%	78.3%	26.8%
Total supplemental combined revenues	$4,051.2	$3,741.4	8.3%	(2.0)%	10.3%	0.8%	11.1%

	Fiscal Year Ended
	January 1, 2023	January 2, 2022	% Change	Currency Impact	Constant Currency (a)	Less: COVID-19 revenue impact	Constant Currency, ex COVID-19 revenue
North America	$2,970.3	$2,564.7	15.8%	—%	15.8%	5.1%	20.9%
EMEA	316.4	346.0	(8.6)%	(8.0)%	(0.6)%	3.4%	2.8%
China	297.1	332.5	(10.6)%	(3.7)%	(6.9)%	(8.3)%	(15.2)%
Other	467.4	498.2	(6.2)%	(6.4)%	0.2%	6.9%	7.1%
Total supplemental combined revenues	$4,051.2	$3,741.4	8.3%	(2.0)%	10.3%	0.8%	11.1%

Tables above include Ortho revenues as if the acquisition had occurred on January 4, 2021.
(a) The term “constant currency” means we have translated local currency revenues for all reporting periods to U.S. dollars using currency exchange rates held constant for each year. This additional non-GAAP financial information is not meant to be considered in isolation from or as substitute for financial information prepared in accordance with GAAP.